AMENDED AND RESTATED BY-LAWS

                                       OF

                        PRINCIPAL LIFE INSURANCE COMPANY

                             Effective July 1, 1998

                               TABLE OF CONTENTS
                                                                         Page

ARTICLE I         PRINCIPAL OFFICE..........................................1

ARTICLE II        REGISTERED OFFICE AND AGENT...............................1

ARTICLE III       MEETINGS OF SHAREHOLDERS .................................1
         3.1      Annual Meeting............................................1
         3.2      Special Meetings..........................................1
         3.3      Notices and Reports to Shareholders.......................1
         3.4      Notice of Shareholder Business and Nominations ...........1
         3.5      Waiver of Notice..........................................2
         3.6      Record Date...............................................2
         3.7      Shareholders' List........................................3
         3.8      Quorum....................................................3
         3.9      Organization..............................................3
         3.10     Voting of Shares..........................................3
         3.11     Voting by Proxy or Representative.........................3
         3.12     Conduct of Business.......................................4
         3.13     Action Without Meeting....................................4

ARTICLE IV        BOARD OF DIRECTORS........................................4
         4.1      Qualifications and General Powers.........................4
         4.2      Number and Term of Office.................................4
         4.3      Quorum and Manner of Acting...............................4
         4.4      Resignation...............................................4
         4.5      Compensation of Directors.................................4
         4.6      Meetings..................................................4
         4.7      Waiver of Notice..........................................5
         4.8      Director's Assent Presumed................................5
         4.9      Action Without Meeting....................................5
         4.10     Dividends.................................................5
         4.11     Officers of the Board of Directors........................5

ARTICLE V         THE EXECUTIVE COMMITTEE AND OTHER COMMITTEES..............5
         5.1      Executive Committee.......................................5
         5.2      Powers of Executive Committee.............................5
         5.3      Other Committees..........................................5

ARTICLE VI        OFFICERS..................................................5
         6.1      President.................................................5
         6.2      Chief Executive Officer...................................6
         6.3      Secretary.................................................6
         6.4      Other Officers Elected by Board of Directors..............6
         6.5      Other Officers............................................6
         6.6      Resignation and Removal...................................6
         6.7      Compensation of Officers..................................6

ARTICLE VII       SHARES, THEIR ISSUANCE AND TRANSFER.......................6
         7.1      Consideration for Shares..................................6
         7.2      Certificates for Shares...................................6
         7.3      Execution of Certificates.................................6
         7.4      Share Record .............................................6
         7.5      Cancellation..............................................6
         7.6      Transfers of Stock........................................7
         7.7      Regulations...............................................7
         7.8      Lost, Destroyed or Mutilated Certificates.................7

ARTICLE VIII      MISCELLANEOUS PROVISIONS..................................7
         8.1      Facsimile Signatures......................................7
         8.2      Execution of Instruments..................................7
         8.3      Disposition of Funds......................................7
         8.4      Fiscal Year...............................................7
         8.5      Books and Records.........................................7
         8.6      Voting of Stocks Owned by the Corporation.................7

ARTICLE IX        INDEMNITY.................................................7

ARTICLE X         AMENDMENTS................................................7


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                                    ARTICLE I

                                PRINCIPAL OFFICE

The location of the principal office of the corporation in the State of Iowa will be identified in the corporation's annual report filed with the Secretary of State of the State of Iowa. The corporation may have such other offices either within or without the State of Iowa as the business of the corporation may from time to time require.


                                   ARTICLE II

                           REGISTERED OFFICE AND AGENT

The initial registered agent and office of the corporation are set forth in the Articles of Incorporation. The registered agent or registered office, or both, may be changed by resolution of the Board of Directors.


                                   ARTICLE III

                            MEETINGS OF SHAREHOLDERS

Section 3.1 Annual Meeting. The annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting, shall be held on the third Monday in May of each year at such place and time as the Board of Directors shall each year fix, or at such other place, time and date as the Board of Directors shall fix.

Section 3.2 Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by law (which for purposes of these By-Laws shall mean as required from time to time by the Iowa Business Corporation Act or the Articles of Incorporation of the corporation), may be called by the Chairman of the Board, the Chief Executive Officer or the Board of Directors, and shall be called by the Board of Directors upon the written demand, signed, dated and delivered to the Secretary, of the holders of at least 10% of all the votes entitled to be cast on any issue proposed to be considered at the meeting. Such written demand shall state the purpose or purposes for which such meeting is to be called. The time, date and place of any special meeting shall be determined by the Board of Directors, or, at its direction, by the Chief Executive Officer.

Section 3.3  Notices and Reports to Shareholders.

     (a) Notice of the place, date and time of all meetings of shareholders and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be communicated not fewer than 10 days nor more than 60 days before the date of the meeting to each shareholder entitled to vote at such meeting. The Board of Directors, as provided in Section 3.6 of these By-Laws, may establish a record date for the determination of shareholders entitled to notice. Notice of adjourned meetings need only be given if required by law or
Section 3.8 of these By-Laws.

     (b) If notice of proposed corporate action is required by law to be given to shareholders not entitled to vote and the action is to be taken by consent of the voting shareholders, the corporation shall give all shareholders written notice of the proposed action at least 10 days before the action is taken. The notice must contain or be accompanied by the same material that would have been required by law to be sent to shareholders not entitled to vote in a notice of meeting at which the proposed action would have been submitted to the shareholders for action.

     (c) In the event corporate action is taken without a meeting in accordance with the Articles of Incorporation of the corporation and Section 3.13 of these By-Laws by less than unanimous written consent, prompt notice of the taking of such corporate action shall be given to those shareholders who have not consented in writing to the taking of such corporate action.

Section 3.4  Notice of Shareholder Business and Nominations.

     (a) Annual  Meetings  of  Shareholders.

          (i) Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders of the corporation (1) by or at the direction of the Board of Directors or the Chairman of the Board or (2) by any shareholder of the corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in clauses (ii) and (iii) of this paragraph (a) of Section 3.4 and who was a shareholder of record at the time such notice was delivered to the Secretary.

         (ii) For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (2) of paragraph (a)(i) of this Section 3.4, the shareholder must have given timely notice thereof in writing to the Secretary. To be timely, a shareholder's notice shall be delivered to the Secretary at the principal executive offices of the corporation not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that if the date of the annual meeting is advanced by more than 20 days or delayed by more than 70 days from such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than 120 days prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. In no event shall the adjournment of an annual meeting commence a new time period for the giving of a shareholder's notice as described above. Such shareholder's notice shall set forth (1) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required pursuant to Regulation 14A under Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 14a-11 thereunder, including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (2) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and of any beneficial owner on whose behalf the proposal is made; and (3) as to the shareholder giving the notice and any beneficial owner on whose behalf the nomination or proposal is made (A) the name and address of such shareholder, as they appear on the corporation's books, and of such beneficial owner and (B) the class and number of shares of the corporation which are owned beneficially and of record by such shareholder and such beneficial owner.

         (iii)  Notwithstanding  anything in the second  sentence  of  paragraph
     (a)(ii) of this Section 3.4 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the corporation at least 100 days prior to the first anniversary of the preceding year's annual meeting, a shareholder's notice under this Section
     3.4 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the corporation.

     (b) Special Meetings of Shareholders. Only such business as shall have been brought before the special meeting of the shareholders pursuant to the corporation's notice of meeting pursuant to Section 3.3 of these By-Laws shall be conducted at such meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the corporation's notice of meeting (i) by or at the direction of the Board of Directors or (ii) by any shareholder of the corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in this paragraph (b) of Section 3.4 and who is a shareholder of record at the time such notice is delivered to the Secretary. Nominations by shareholders of persons for election to the Board of Directors may be made at such special meeting of shareholders if the shareholder's notice as required by paragraph (a)(ii) of this Section 3.4 shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the adjournment of special meeting commence a new time period for the giving of a shareholder's notice as described above.
     (c) General.

          (i) Only persons who are nominated in accordance with the procedures set forth in this Section 3.4 shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the annual or special meeting in accordance with the procedures set forth in this Section 3.4. Except as otherwise provided by law, the Articles of Incorporation of the corporation or these By-Laws, the chairperson of the annual or special meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 3.4 and, if any proposed nomination or business is not in compliance with this Section 3.4, to declare that such defective proposal or nomination shall be disregarded.

         (ii) For purposes of this Section 3.4, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or (15(d) of the Exchange Act.

         (iii) Notwithstanding the foregoing provisions of this Section 3.4, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the mattes set forth in this Section 3.4. Nothing in this Section 3.4 shall be deemed to affect any rights of (1) shareholders to request inclusion of proposals in the corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (2) the holders of any series of Preferred Stock to elect directors if so provided under any applicable certificates of designation relating to the series of Preferred Stock.

Section 3.5  Waiver of Notice.

     (a) Any shareholder may waive any notice required by law or these By-Laws if such waiver is in writing and signed by the shareholder entitled to such notice, whether before or after the date and time stated in such notice. Such a waiver shall be equivalent to notice to such shareholder in due time as required by law or these By-Laws. Any such waiver shall be delivered to the corporation for inclusion in the minutes or filing with the corporate records of the corporation.

     (b) A shareholder's  attendance at a meeting, in person or by proxy, waives
(i) objection to lack of notice or defective notice of such meeting, unless the shareholder at the beginning of the meeting or promptly upon the shareholder's arrival objects to holding the meeting or transacting business at the meeting and (ii) objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

Section 3.6 Record Date. The Board of Directors may fix, in advance, a date as to the record date for any determination of shareholders for any purpose, such date in every case to be not more than 70 days prior to the date on which the particular action or meeting requiring such determination of shareholders is to be taken or held. If no record date is so fixed for the determination of shareholders, the close of business on the day before the date on which the first notice of a shareholders' meeting is communicated to shareholders or the date on which the Board of Directors authorizes a share dividend or a distribution (other than one involving a repurchase or reacquisition of shares), as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section 3.6, such determination shall apply to any adjournment thereof, unless the Board of Directors selects a new record date or unless a new record date is required by law.

Section 3.7 Shareholders' List. After fixing a record date for a meeting, the corporation shall prepare an alphabetical list of the names of all shareholders who are entitled to notice of a shareholders' meeting. The list must be arranged by voting group and within each voting group by class or series of shares, and show the address of and number of shares held by each shareholder. The shareholders' list must be available for inspection by any shareholder beginning two business days after notice of the meeting is given for which the list was prepared and continuing through the meeting at the corporation's principal office or at a place in the city where the meeting will be held which such place shall be identified in the notice of the meeting. A shareholder, or a shareholder's agent or attorney, is entitled on written demand to inspect and, subject to the requirements of law, to copy the list, during regular business hours and at the person's expense, during the period the list is available for inspection. The corporation shall make the shareholders' list available at the meeting, and any shareholder, or a shareholder's agent or attorney, is entitled to inspect the list at any time during the meeting or any adjournment thereof.

Section 3.8  Quorum.

     (a) At any meeting of the shareholders, a majority of the votes entitled to be cast on the matter by a voting group constitutes a quorum of that voting group for action on that matter, unless the representation of a different number is required by law, and in that case, the representation of the number so required shall constitute a quorum. If at the time for which a meeting of shareholders has been called less than a quorum is present, the chairperson of the meeting or a majority of the shareholders present or represented by proxy and entitled to vote thereat may adjourn the meeting to another place, date or time.

     (b) When a meeting is adjourned to another place, date or time, notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than 120 days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, notice of the place, date and time of the adjourned meeting shall be given in conformity with these By-Laws. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

     (c) Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment thereof unless a new record date is or must be set for that adjourned meeting.

Section 3.9  Organization.

     (a) The Chairman of the Board, or in the absence of the Chairman of the Board, the acting Chairman of the Board, or in his or her absence, such person as shall be designated by the holders of a majority of the votes present at the meeting shall call meetings of the shareholders to order and shall act as presiding officer of such meetings.

     (b) The Secretary shall act as secretary at all meetings of the shareholders, but in the absence of the Secretary at any meeting of the shareholders, the presiding officer may appoint any person to act as secretary of the meeting.

Section 3.10  Voting of Shares.

     (a) Every shareholder entitled to vote may vote in person or by proxy. Except as provided in subsection (c) of this Section 3.10 or unless otherwise provided by law, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. Unless otherwise provided by law, directors in each class shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Shareholders do not have the right to cumulate their votes for directors unless the Articles of Incorporation of the corporation so provide.

     (b) The shareholders having the right to vote shares at any meeting shall be only those of record on the stock books of the corporation on the record date fixed by law or pursuant to the provisions of Section 3.6 of these By-Laws.

     (c) Absent special circumstances, the shares of the corporation held, directly or indirectly, by another corporation are not entitled to vote if a majority of the shares entitled to vote for the election of directors of such other corporation is held by the corporation. The foregoing does not limit the power of the corporation to vote any shares held by the corporation in a fiduciary capacity.

     (d) If a quorum exists, action on a matter other than the election of directors, by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless a greater number is required by law.

Section 3.11  Voting by Proxy or Representative.

     (a) At all meetings of the shareholders, a shareholder entitled to vote may vote in person or by proxy appointed in writing, which appointment shall be effective when received by the secretary of the meeting or other officer, agent or inspector authorized to tabulate votes. An appointment of a proxy is valid for 11 months from the date of its execution, unless a longer period is expressly provided in the appointment form.

     (b) Shares held by an administrator, executor, guardian, conservator, receiver, trustee, pledgee or another corporation may be voted as provided by law.

Section 3.12 Conduct of Business. The person acting as the presiding officer of any meeting of shareholders shall determine the order of business and procedure at the meeting, including such regulation of the manner of voting and the conduct of business as seem to him or her to be in order.

Section  3.13 Action  Without  Meeting.  Except as  otherwise  set forth in this
Section 3.13 and subject to Section 3.3(c) of these By-Laws and the Articles of Incorporation of the corporation, any action required or permitted by law to be taken at a meeting of the shareholders of the corporation may be taken without a meeting or vote, and without notice, if one or more consents in writing setting forth the action taken shall be signed and dated by the holders of outstanding shares having not less than 90% of the votes entitled to be cast at a meeting at which all shares entitled to vote on the action were present and voted, and are delivered to the corporation for inclusion in the minutes or filing with the corporate records of the corporation; provided, however, that a director shall not be removed by written consents unless written consents are obtained from the holders of all of the outstanding shares of the corporation that are entitled to vote on the removal of the director. Written consents from a sufficient number of shareholders must be obtained within 60 days from the date of the earliest dated consent for such consents to be effective to take corporate action. If not otherwise fixed by law or in accordance with these By-Laws, the record date for determining shareholders entitled to take action without a meeting is the date the first shareholder signs such a written consent.


                                   ARTICLE IV

                               BOARD OF DIRECTORS

Section 4.1 Qualifications and General Powers. No director is required to be an officer, employee, shareholder or policyowner of the corporation or a resident of the State of Iowa. The business and affairs of the corporation shall be managed under the direction of the Board of Directors. The Board of Directors may authorize any officer or officers or agent or agents to enter into any contract or to execute and deliver any instrument in the name and on behalf of the corporation, and such authority may be general or confined to specific instances.

Section 4.2 Number and Term of Office. The Board of Directors shall be elected in the manner and for the term specified in the Articles of Incorporation of the corporation and in Section 3.4 of these By-Laws. Each director (whenever elected) shall hold office until his or her death, resignation or removal, except that each director who attains retirement age, as set forth in the Articles of Incorporation of the corporation or as determined by the Board of Directors, during the term for which elected shall hold office only until the next annual meeting of shareholders following attainment of retirement age, at which time a person may be elected as director to complete the unexpired term of office, if any, for which the director attaining retirement age had been elected.

Section 4.3 Quorum and Manner of Acting. A quorum of the Board of Directors consists of a majority of the number of directors prescribed in accordance with
Section 4.2 of these By-Laws. If at any meeting of the Board of Directors less than a quorum is present, a majority of the directors present may adjourn the meeting from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given. At all meetings of directors where a quorum is present, the act of the majority of the directors present at the meeting shall be the act of the Board of Directors.

Section 4.4 Resignation. Any director of the corporation may resign at any time by delivering written notice to the Chairman of the Board, the Board of Directors, or the corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date.

Section 4.5 Compensation of Directors. Directors who are not officers of the corporation shall be entitled to an annual retainer and an additional amount for attendance at each regular or special meeting of the Board of Directors or meetings of committees of the Board of Directors, plus the expense of attending such meetings, if any, as may be fixed from time to time by resolution of the Board of Directors.

Section 4.6 Meetings. Regular meetings of the Board of Directors shall be held without notice once in each calendar quarter on such date and at such hour and place, within or without the State of Iowa, as may be fixed by the Board of Directors, except that the meeting in the second quarter shall be held in the principal office of the corporation in Des Moines on the date of the annual meeting of the shareholders of the corporation. The date, time and place of any regular meeting other than the meeting in the second quarter may be changed by the Chairman of the Board, if any, or the President, by written notice to all directors at least 30 days before the regular meeting date, provided that the date to which any meeting is changed shall not be more than 15 days earlier or later than the date fixed by the Board of Directors. Special meetings of the Board of Directors may be called at any time upon two days' written notice given by the Chairman of the Board, if any, the President or a majority of directors then in office, which notice shall state the date, time and place of the special meeting. In the alternative, upon oral or written notice received prior to the time of the meeting by at least two-thirds of the directors, the Chairman of the Board, or the acting Chairman of the Board, may call a special meeting of the Board of Directors to be held through communications equipment which permits all participants to communicate with each other, with such participation constituting attendance at such meeting. Any meeting may be continued to the succeeding day if the Board of Directors does not complete the business coming before it on the meeting date. At any meeting at which every director shall be present, even without notice, any business may be transacted.

Section 4.7 Waiver of Notice. A director may waive any notice required by law or these By-Laws if the waiver is in writing and signed by the director entitled to such notice, whether before or after the date and time stated in such notice. Such a waiver shall be equivalent to notice in due time as required by these By-Laws. Attendance of a director at or participation in a meeting shall constitute a waiver of notice of such meeting, unless the director at the beginning of the meeting or promptly upon arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

Section 4.8 Director's Assent Presumed. A director who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless the director's dissent shall be entered in the minutes of the meeting or unless the director shall file a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered or certified mail to the Secretary immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

Section 4.9 Action Without Meeting. Any action required or permitted by law to be taken at any meeting of the Board of Directors may be taken without a meeting of the action is taken by all of the directors then in office and if one or more consents in writing describing the action so taken shall be signed by each director then in office and included in the minutes or filed with the corporate records reflecting the action taken. Action taken under this section is effective when the last director signs the consent, unless the consent specifies a different effective date.

Section 4.10 Dividends. Subject to applicable law and any applicable provisions of the Articles of Incorporation of the corporation, the Board of Directors may authorize and the corporation may make distribution to its shareholders in cash or property.

Section  4.11  Officers of the Board of  Directors.

     (a) The Board of Directors shall elect from its number a Chairman of the Board to serve at the pleasure of the Board of Directors. The Chairman of the Board shall, if present, preside at each meeting of the Board of Directors and shall have such powers and shall perform such duties as may be assigned to him or her by these By-Laws or by or pursuant to authorization of the Board of Directors.

     (b) The Board of Directors shall by resolution establish a procedure to provide for an acting Chairman of the Board in the event the current Chairman of the Board is unable to serve or act in that capacity.


                                    ARTICLE V

                           THE EXECUTIVE COMMITTEE AND
                                OTHER COMMITTEES

Section 5.1 Executive Committee. The Board of Directors shall appoint an Executive Committee composed of five directors, including the Chairman of the Board and the Chief Executive Officer if other than the Chairman of the Board. Members of the Executive Committee shall be appointed by and serve at the pleasure of the Board of Directors. If the Board of Directors has elected a Chairman of the Board he or she shall, if present, preside at each meeting of the Executive Committee. In the absence or vacancy in the office of the Chairman of the Board, the Chief Executive Officer shall preside. If the Chairman of the Board is also the Chief Executive Officer, any other member of the Executive Committee, as determined by the members of the Executive Committee present, shall preside at a meeting of the Executive Committee in the absence of the Chairman of the Board. The Secretary shall act as secretary of the Executive Committee and shall keep a record of all proceedings of the Executive Committee. A majority of the members of the Executive Committee shall constitute a quorum.

Section 5.2 Powers of Executive Committee. The Executive Committee shall have and may exercise all of the powers of the Board of Directors in the management and affairs of the corporation except when the Board of Directors is in session. Actions of the Executive Committee, except when the rights or acts of third parties would be adversely affected, shall be subject to the approval of the Board of Directors, which approval shall be implied unless contrary action is taken by the Board of Directors.

Section 5.3 Other Committees. The Board of Directors, by resolution adopted by the affirmative vote of a majority of the number of directors then in office, may establish one or more other committees of the Board of Directors, each committee to consist of two or more directors appointed by the Board of Directors. Any such committee shall serve at the pleasure of the Board of Directors. Each such committee shall have the powers and duties delegated to it by the Board of Directors, subject to the limitations set forth in applicable Iowa law. The Board of Directors may elect one or more of its members as alternate members of any such committee who may take the place of any absent member or members at any meeting of such committee, upon request of the Chairman of the Board or the chairperson of such committee.


                                   ARTICLE VI

                                    OFFICERS

Section 6.1 President. The Board of Directors shall elect a President of the corporation to serve at the pleasure of the Board of Directors. The President, if not the Chief Executive Officer, shall have such powers and perform such duties as may be assigned to him or her by these By-Laws, as may from time to time be assigned to him or her by or pursuant to authorization of the Board of Directors or by the Chief Executive Officer, and as may be incident to the office of President.

Section 6.2 Chief Executive Officer. The Board of Directors shall empower either the Chairman of the Board, if one is elected, or the President to serve as the Chief Executive Officer of the corporation. The Chief Executive Officer shall
(a) supervise the carrying out of policies adopted or approved by the Board of Directors, (b) exercise a general supervision and superintendence over all the business and affairs of the corporation, and (c) possess such other powers and perform such other duties as may be assigned to him or her by these By-Laws, as may from time to time be assigned by the Board of Directors and as may be incident to the office of Chief Executive Officer.

Section 6.3 Secretary. The Board of Directors shall appoint a Secretary to serve at the pleasure of the Board of Directors. The Secretary shall (a) keep minutes of all meetings of the shareholders and of the Board of Directors, (b) authenticate records of the corporation and (c) in general, have such powers and perform such other duties as may be assigned to him or her by these By-Laws, as may from time to time be assigned to him or her by the Board of Directors or the Chief Executive Officer and as may be incident to the office of Secretary.

Section 6.4 Other Officers Elected by Board of Directors. At any meeting of the Board of Directors, the Board of Directors may elect such other officers of the corporation as the Board of Directors may deem necessary, to serve at the pleasure of the Board of Directors. Other officers elected by the Board of Directors shall have such powers and perform such duties as may be assigned to them by or pursuant to authorization of the Board of Directors or by the Chief Executive Officer.

Section 6.5 Other Officers. The Board of Directors may authorize the corporation to elect or appoint other officers, each of whom shall serve at the pleasure of the corporation. Officers elected or appointed by the corporation shall have such powers and perform such duties as may be assigned to them by the corporation.

Section 6.6 Resignation and Removal. An officer may resign at any time by delivering notice to the Secretary. A resignation is effective when the notice is delivered unless the notice specifies a later effective date. Any officer may be removed, for or without cause, by the Board of Directors at any time.

Section 6.7 Compensation of Officers. The compensation of all officers elected by the Board of Directors shall be fixed by the Board of Directors. The compensation of officers elected or appointed by the corporation shall be fixed as provided by resolution of the Board of Directors.


                                   ARTICLE VII

                       SHARES, THEIR ISSUANCE AND TRANSFER

Section 7.1 Consideration for Shares. The Board of Directors may authorize shares to be issued for consideration consisting of any tangible or intangible property or benefit to the corporation, including cash, promissory notes, services performed, contracts for services to be performed, or other securities of the corporation. Before the corporation issues shares, the Board of Directors must determine that the consideration received or to be received for shares to be issued is adequate.

Section 7.2 Certificates for Shares. Every shareholder of the corporation shall be entitled to a certificate or certificates, to be in such form as the Board of Directors shall prescribe, certifying the number and class of shares of the corporation owned by such shareholder.

Section 7.3 Execution of Certificates. The certificates for shares of stock shall be numbered in the order in which they shall be issued and shall be signed by the Chief Executive Officer or President and the Secretary or an Assistant Secretary of the corporation. The signatures of the Chief Executive Officer or President and the Secretary or Assistant Secretary or other persons signing for the corporation upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the corporation itself or an employee of the corporation. In case any officer or other authorized person who has signed or whose facsimile signature has been placed upon such certificate for the corporation shall have ceased to be such officer or employee or agent before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer or employee or agent at the date of the issuance of such certificate.

Section 7.4 Share Record. A record shall be kept by the Secretary, or by any other officer, employee or agent designated by the Board of Directors, of the name and address of each shareholder of the corporation, the number and class of shares held by such shareholder, the number of the certificates representing such shares and the respective dates of issuance of such certificates and, in case of cancellation of any such certificate, the respective date of cancellation.

Section 7.5 Cancellation. Every certificate surrendered to the corporation for exchange or transfer shall be cancelled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled, except in cases provided in Section
7.8 of these By-Laws. Section 7.6 Transfers of Stock. Transfers of shares of the capital stock of the corporation shall be made only on the books of the corporation by the record holder thereof, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon. The person in whose name shares of stock stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation; provided, however, that whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact, if known to the Secretary, shall be so expressed in the entry of transfer.

Section 7.7 Regulations. The Board of Directors may make such other rules and regulations as it may deem expedient, not inconsistent with law, concerning the issue, transfer and registration of certificates for shares of the capital stock of the corporation.

Section 7.8 Lost, Destroyed or Mutilated Certificates. In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.


                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

Section 8.1 Facsimile Signatures. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these By-Laws, facsimile signatures of any officer or officers of the corporation may be used whenever and as authorized by the Board of Directors or a committee thereof. If any officer whose facsimile signature has been placed upon any form of instrument shall have ceased to be such officer before an instrument in such form is issued, such instrument may be issued with the same effect as if he or she had been such officer at the time of its issue.

Section 8.2 Execution of Instruments. Instruments affecting or relating to real estate or the investment of funds of the corporation may be executed as authorized by resolution of the Board of Directors or as may be authorized by such officers of the corporation as the Board of Directors designates.

Section 8.3 Disposition of Funds. The funds of the corporation shall be paid out, transferred or otherwise disposed of only in such manner and under such controls as may be authorized by resolution of the Board of Directors or as may be authorized by such officers of the corporation as the Board of Directors designates.

Section 8.4 Fiscal Year. The fiscal year of the corporation shall be from the first day of January through the last day of December.

Section 8.5 Books and Records. The books and records of the corporation shall be kept (except that the shareholder list must also be kept at the places described in Section 3.7 of these By-Laws) at the principal office of the corporation.

Section 8.6 Voting of Stocks Owned by the Corporation. In the absence of a resolution of the Board of Directors to the contrary, the Chief Executive Officer and the President are authorized and empowered on behalf of the corporation to attend and vote, or to grant discretionary proxies to be used, at any meeting of shareholders of any corporation in which this corporation holds or owns shares of stock, and in that connection, on behalf of this corporation, to execute a waiver of notice of any such meeting or a written consent to action without a meeting. The Board of Directors shall have authority to designate any officer or person as a proxy or attorney-in-fact to vote shares of stock in any other corporation in which the corporation may own or hold shares of stock.


                                   ARTICLE IX

                                    INDEMNITY

The Board of Directors shall indemnify, or authorize the officers of the corporation to indemnify, directly and through insurance coverage, each person now or hereafter a director, officer, employee or other representative of the corporation, and that person's heirs and legal representatives, against all damages, awards, costs and expenses, including counsel fees, reasonably incurred or imposed in connection with or resulting from any action, suit or proceeding, or the settlement thereof prior to final adjudication, to which such person is or may be made a party by reason of being or having been a director, officer, employee or other representative of the corporation or by reason of service at the request of the corporation in any capacity with another entity or organization. Such rights or indemnification shall be in addition to any rights to which any director, officer, employee or other representative of the corporation, former, present or future, may otherwise be entitled as a matter of law and subject to such limitations permitted by law as may be established by the Board of Directors.


                                    ARTICLE X

                                   AMENDMENTS

These By-Laws may be amended, altered or repealed by the Board of Directors at any regular or special meeting of the Board of Directors, provided written notice expressing in substance the proposed change shall have been given to each director at least two days prior to the date of such regular or special meeting. Notice of any proposed amendment, alteration or repeal may be waived by any director by filing a written waiver of notice with the Secretary before, on or after the meeting date. The shareholders of the corporation may also amend, alter or repeal these By-Laws as provided in the Articles of Incorporation of the corporation. Any amendment to these By-Laws shall be submitted to the Iowa Insurance Commissioner for review not less than thirty (30) days prior to the effective date of the amendment, or pursuant to such other procedure as is established by law or regulation.